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                                                                    EXHIBIT 23.1
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                         CONSENT OF ERNST & YOUNG LLP
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  We consent to the incorporation by reference in the Registration Statement
  (Form S-8 No.33-17393) pertaining to the Amended and Restated 1994 Stock
  Option Plan, the 1995 Executive Bonus and Stock Option Plan, the Non-Employee Directors Option Plan and the Original Directors Option Plan of Engineering Animation, Inc. of our report dated January 17, 1997, with respect to the consolidated financial statements of Engineering Animation, Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 1996.


                                        /s/ ERNST & YOUNG LLP


  Des Moines, Iowa
  March 26, 1997